
                                                                         2(k)(2)

                          NOTICE OF GUARANTEED DELIVERY
               FOR SHARES OF CAPITAL STOCK OF THE INDIA FUND, INC.
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

                      THE INDIA FUND, INC. RIGHTS OFFERING

         As set forth in the Prospectus of The India Fund, Inc. (the "Fund") under the "The Offer--Method for Exercising Rights" and "--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's capital stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, express mail, overnight courier or first-class mail to The Colbent Corporation, the subscription agent, and must be received prior to 5:00 p.m. New York City time on [expiration date], 2006.* The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                             THE COLBENT CORPORATION

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
By First Class Mail:            By Express Mail or Overnight Courier:        By Hand:
The Colbent Corporation         The Colbent Corporation                      The Colbent Corporation
Attn: Corporate Actions         Attn: Corporate Actions                      Attn: Corporate Actions
P.O. Box 859208                 161 Bay State Drive                          161 Bay State Drive
Braintree, MA 02185-9208        Braintree, MA 02184-5203                     Braintree, MA 02184-5203

                           By Facsimile Transmission:
                                 (781) 380-3388

                              Confirm by Telephone:
                            [781) 843-1833, Ext. 200

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
                INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER,
       OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to The Colbent Corporation and must deliver this Notice of Guaranteed Delivery guaranteeing delivery prior to 5:00 p.m., New York City time, on [expiration date], 2006 of (i) payment in full for all subscribed shares and
(ii) a properly completed and executed Subscription Certificate to The Colbent Corporation.* The Subscription Certificate and full payment must then be delivered by 5:00 p.m., New York City time, on [payment date], 2006* to The Colbent Corporation. Failure to do so will result in a forfeiture of the rights.


----------------------------
    *        Unless extended by the Fund.

                                    GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery to The Colbent Corporation by 5:00 p.m., New York City time, on [payment date], 2006 (unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

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
A. Primary Subscription    ________________      X            $[ ]          =       $______
                           (Number Of Primary                (Estimated             (Estimated
                           Subscription Shares          Subscription Price)        Payment to Be
                           of Which You Are                                           Made in
                           Guaranteeing                                             Connection
                           Delivery Of Rights                                        with the
                           And Payment)                                               Primary
                           (Rounded Down to                                        Subscription
                           Nearest Whole Share)                                       Shares)

B. Over-Subscription       ________________      X            $[ ]          =       $_______
   Privilege               (Number of Over-                (Estimated               (Estimated
                           Subscription Shares         Subscription Price)          Payment to Be
                           of Which You Are                                           Made in
                           Guaranteeing                                              Connection
                           Delivery Of                                             with the Over-
                           Payment)                                                  Subscription
                                                                                       Shares)

TOTAL NUMBER OF RIGHTS
TO BE DELIVERED:    ___________________________________________________________

TOTAL AMOUNT ENCLOSED:   $_____________________________________________________

Method of Delivery of Rights (circle one)

A. through The Depository Trust Company ("DTC")**

B. direct to The Colbent Corporation, as Subscription Agent

--------------------------------------------------------------------------------


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
Name of Firm: ___________________________          Authorized Signature: ____________________



Address: ________________________________          Title: ___________________________________



City, State and ZIP: ____________________          Name: ____________________________________
                                                              (Please Type or Print)


Name of Registered Holder
(If Applicable):_________________________

Telephone Number: _______________________          Date: ____________________________________
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-----------------------
         **  If the rights are to be delivered through DTC, a representative of
             The Colbent Corporation will phone you with a protect
             identification number, which needs to be communicated by you to DTC.